Press Release

SINCLAIR REPORTS FIRST QUARTER 2026 FINANCIAL RESULTS

BALTIMORE (April 30, 2026) - Sinclair, Inc. (Nasdaq: SBGI), the "Company" or "Sinclair," today reported financial results for the three months ended March 31, 2026.

Highlights:
•Total Revenue increased by 4% and Total Adjusted EBITDA by 13% year-over-year
•Total Adjusted EBITDA of $126 million
•Strong core advertising performance driven by growth in digital
•March 2026 was Tennis Channel's most-watched month ever
•Stable distribution trend due to moderating churn across key MVPDs
•Reaffirmed 2026 full year financial guidance

CEO Comment:
"Sinclair continues to execute on its core broadcast business, with both ratings and subscriber trends showing positive momentum. Broadcast's reach differentiation continues to drive record viewing levels continuing into a political- and sports-heavy 2026 for the industry. Live sports remained a key driver in the quarter, with the Super Bowl in February delivering the second-largest audience in U.S. television history and the Winter Olympics also delivering record viewing levels. Tennis Channel had its most-watched month ever in March, including four of the top-five most-watched matches in network history, and delivered record subscriber numbers for its Direct-to-Consumer product. Based on our first quarter results and current outlook, we are reaffirming our 2026 full year financial guidance."

Recent Developments:
Balance Sheet
•Retired $165 million of term loans at a discount in early April through an unmodified reverse Dutch auction, which will save approximately $12 million in annual interest expense.
•Ended the first quarter with total liquidity of ~$1.5 billion, including cash of $844 million.

Investment Portfolio
•Sinclair Ventures, LLC (Ventures) received distributions of approximately $12 million and ended the quarter with $451 million in cash.

Station Portfolio Optimization
•Closed substantial majority of our partner station acquisitions and continue to expect $30 million in annualized synergies in 2026.

Content and Distribution
•NBC affiliates delivered strong results in the first quarter as the Super Bowl was the 2nd-most watched U.S. telecast of all-time while the Winter Olympics was the most-watched Winter Games since 2014.
•Tennis Channel delivered its two most-watched women's matches of all-time in March and four of its top five most watched matches ever.

Financial Results:
Consolidated Financial Results

($ in millions)	Three Months Ended			Percent Change
	March 31, 2026	December 31, 2025	March 31, 2025	QTQ	YOY
Total revenue	$807	$836	$776	(3)%	4%
Distribution revenue	458	438	451	5%	2%
Core advertising revenue	305	354	292	(14)%	4%
Political advertising revenue	18	14	6	29%	200%
Other media and non-media revenue	26	30	27	(13)%	(4)%

Net income (loss) attributable to the Company	$20	$109	$(156)	(82)%	n/m
Adjusted EBITDA(a)	$126	$168	$112	(25)%	13%
n/m - not meaningful
(a)Adjusted EBITDA is defined as earnings before interest, tax, depreciation and amortization, and non-recurring and unusual transaction, implementation, legal, regulatory and other costs, as well as certain non-cash items such as stock-based compensation expense and other gains and losses less amortization of program costs. Refer to the reconciliation at the end of this press release and the Company’s website.

Segment Financial Results

Segment financial information is included in the following tables for the periods presented. The Local Media segment consists primarily of broadcast television stations, which the Company owns, operates or to which the Company provides services, and includes multicast networks and original content. The Local Media segment assets are owned and operated by Sinclair Broadcast Group, LLC (SBG). The Tennis segment consists primarily of Tennis Channel, a cable network which includes coverage of most of tennis' top tournaments and original professional sport and tennis lifestyle shows; the Tennis Channel International subscription and streaming service; Tennis Channel streaming service; TennisChannel 2, a 24-hours a day free ad-supported streaming television channel; and Tennis.com. Other includes non-broadcast digital solutions such as Digital Remedy, technical services, and other non-media investments. The assets of the Tennis segment and Other are owned and operated by Ventures.

Three months ended March 31, 2026	Local Media	Tennis	Other	Corporate and Eliminations	Consolidated
($ in millions)
Distribution revenue	$402	$56	$—	$—	$458
Core advertising revenue	261	13	40	(9)	305
Political advertising revenue	18	—	—	—	18
Other media revenue	20	1	—	(1)	20
Media revenue	$701	$70	$40	$(10)	$801
Non-media revenue	—	—	6	—	6
Total revenue	$701	$70	$46	$(10)	$807

Media programming and production expenses	$382	$30	$—	$—	$412
Media selling, general and administrative expenses	171	19	34	(10)	214
Non-media expenses	2	—	13	—	15
Amortization of program costs	18	—	—	—	18
Corporate general and administrative expenses	34	1	1	13	49
Stock-based compensation	18	—	3	(1)	20
Non-recurring and unusual transaction, implementation, legal, regulatory and other costs	5	—	1	1	7
Interest expense (net)(a)	79	—	(4)	—	75
Capital expenditures	14	—	1	—	15
Distributions to the noncontrolling interests	2	—	—	—	2
Cash distributions from investments	—	—	12	—	12
Net cash taxes paid					—

Net income					21
Operating income (loss)	35	15	(10)	(13)	27
Adjusted EBITDA(b)	117	20	2	(13)	126

Note: Certain amounts may not summarize to totals due to rounding differences.
(a)Interest expense (net) excludes deferred financing costs, original issue discount amortization, and other non-cash interest expense, and is net of interest income.
(b)Adjusted EBITDA is defined as earnings before interest, tax, depreciation and amortization, and non-recurring and unusual transaction, implementation, legal, regulatory and other costs, as well as certain non-cash items such as stock-based compensation expense and other gains and losses less amortization of program costs.

Three months ended March 31, 2025	Local Media	Tennis	Other	Corporate and Eliminations	Consolidated
($ in millions)
Distribution revenue	$395	$56	$—	$—	$451
Core advertising revenue	271	11	15	(5)	292
Political advertising revenue	6	—	—	—	6
Other media revenue	22	1	—	(2)	21
Media revenue	$694	$68	$15	$(7)	$770
Non-media revenue	—	—	6	—	6
Total revenue	$694	$68	$21	$(7)	$776

Media programming and production expenses	$390	$27	$1	$—	$418
Media selling, general and administrative expenses	170	18	11	(7)	192
Non-media expenses	2	—	9	—	11
Amortization of program costs	19	—	—	—	19
Corporate general and administrative expenses	37	—	—	15	52
Stock-based compensation	21	—	—	—	21
Non-recurring and unusual transaction, implementation, legal, regulatory and other costs	6	—	—	2	8
Interest expense (net)(a)	139	—	(5)	—	134
Capital expenditures	16	—	—	—	16
Distributions to the noncontrolling interests	3	—	—	—	3
Cash distributions from investments	—	—	10	—	10
Net cash taxes paid					—

Net loss					(154)
Operating income (loss)	12	18	(1)	(15)	14
Adjusted EBITDA(b)	103	23	—	(13)	112

Note: Certain amounts may not summarize to totals due to rounding differences.
(a)Interest expense (net) excludes deferred financing costs, original issue discount amortization, and other non-cash interest expense, and is net of interest income. Includes $68 million of non-recurring fees and expenses related to our comprehensive refinancing, which closed in the three months ended March 31, 2025.
(b)Adjusted EBITDA is defined as earnings before interest, tax, depreciation and amortization, and non-recurring and unusual transaction, implementation, legal, regulatory and other costs, as well as certain non-cash items such as stock-based compensation expense and other gains and losses less amortization of program costs.

Consolidated Balance Sheet and Cash Flow Highlights:
•Total Company debt was $4,376 million, all of which is indebtedness of STG.
•Cash and cash equivalents were $844 million, of which $392 million was SBG cash and $451 million was Ventures cash. In addition, the Company has $612.5 million of available borrowing capacity under its revolver, bringing available liquidity to $1.5 billion.
•STG Credit Agreement Leverage Metrics1 were:
◦First Out First Lien Leverage Ratio – 1.5x (Covenant <3.5x2)
◦Total Leverage Ratio – 5.1x (Covenant <7.0x)
•As of March 31, 2026, 48,254,010 Class A common shares and 23,755,236 Class B common shares were outstanding, for a total of 72,009,246 common shares.
•In March, the Company paid a quarterly cash dividend of $0.25 per share.
•Capital expenditures for the first quarter of 2026 were $15 million.

Outlook:
The Company is reaffirming its 2026 full year financial guidance provided in February in conjunction with the Company's fourth quarter earnings release.

Conference Call:
The senior management of Sinclair will hold a conference call to discuss the Company's first quarter 2026 results on Thursday, April 30, 2026, at 4:30 p.m. ET. The call will be webcast live and can be accessed at www.sbgi.net under "Investor Relations/Events and Presentations." After the call, an audio replay will remain available at www.sbgi.net. The press and the public will be welcome on the call in a listen-only mode. The dial-in number is (888) 506-0062, with entry code 476025.

1 Ratios as calculated and defined in STG’s bank credit agreement dated February 12, 2025.
2 The First-Out First Lien Leverage Ratio covenant in the STG Credit Agreement is only applicable if more than 35% of the first lien revolving credit facility is drawn and outstanding as of the end of the respective quarter. As of March 31, 2026, STG had no amounts outstanding under its first lien revolving credit facility.

Sinclair, Inc. and Subsidiaries
Preliminary Unaudited Consolidated Statements of Operations
(In millions, except share and per share data)

	Three Months Ended March 31,
	2026	2025
REVENUE:
Media revenue	$801	$770
Non-media revenue	6	6
Total revenue	807	776

OPERATING EXPENSES:
Media programming and production expenses	412	418
Media selling, general and administrative expenses	214	192
Amortization of program costs	18	19
Non-media expenses	15	11
Depreciation of property and equipment	26	26
Corporate general and administrative expenses	49	52
Amortization of definite-lived intangible assets	39	36
Loss on asset dispositions and other, net	7	8
Total operating expenses	780	762
Operating income	27	14

OTHER INCOME (EXPENSE):
Interest expense including amortization of debt discount and deferred financing costs	(85)	(144)
Gain on extinguishment of debt	—	2
Loss from equity method investments	(1)	(6)
Other expense, net	(78)	(66)
Total other expense, net	(164)	(214)
Loss before income taxes	(137)	(200)
INCOME TAX BENEFIT	158	46
NET INCOME (LOSS)	21	(154)
Net income attributable to the noncontrolling interests	(1)	(2)
NET INCOME (LOSS) ATTRIBUTABLE TO SINCLAIR	$20	$(156)
EARNINGS PER COMMON SHARE ATTRIBUTABLE TO SINCLAIR:
Basic earnings per share	$0.28	$(2.30)
Diluted earnings per share	$0.28	$(2.30)
Basic weighted average common shares outstanding (in thousands)	70,565	67,489
Diluted weighted average common and common equivalent shares outstanding (in thousands)	70,820	67,489

Adjusted EBITDA is a non-GAAP operating performance measure that management and the Company’s Board of Directors use to evaluate the Company’s operating performance and for executive compensation purposes. The Company believes that Adjusted EBITDA provides useful information to investors by allowing them to view the Company’s business through the eyes of management and is a measure that is frequently used by industry analysts, investors and lenders as a measure of relative operating performance.

Adjusted EBITDA is provided on a forward-looking basis under the section entitled “Outlook” above. The Company has not included a reconciliation of projected Adjusted EBITDA to net income, which is the most directly comparable GAAP measure, for the periods presented in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The Company’s projected Adjusted EBITDA excludes certain items that are inherently uncertain and difficult to predict including, but not limited to, income taxes. Due to the variability, complexity and limited visibility of the adjusting items that would be excluded from projected Adjusted EBITDA in future periods, management does not rely upon them for internal use or measurement of operating performance, and therefore cannot create a quantitative projected Adjusted EBITDA to net income reconciliation for the periods presented without unreasonable efforts. A quantitative reconciliation of projected Adjusted EBITDA to net income for the periods presented would imply a degree of precision and certainty as to these future items that does not exist and could be confusing to investors. From a qualitative perspective, it is anticipated that the differences between projected Adjusted EBITDA to net income for the periods presented will consist of items similar to those described in the reconciliation of historical results below. The timing and amount of any of these excluded items could significantly impact the Company’s net income for a particular period. When planning, forecasting and analyzing future periods, the Company does so primarily on a non-GAAP basis without preparing a GAAP analysis.

In addition to the reconciliation of Adjusted EBITDA to its most directly comparable GAAP measure, net income, the Company also discloses a reconciliation of the Adjusted EBITDA of its segments to its more directly comparable GAAP measure, segment operating income.

Non-GAAP measures are not formulated in accordance with GAAP, are not meant to replace GAAP financial measures and may differ from other companies’ uses or formulations. Further discussions and reconciliations of the Company’s non-GAAP financial measures to their most directly comparable GAAP financial measures can be found on its website www.sbgi.net.

Sinclair, Inc. and Subsidiaries
Reconciliation of Non-GAAP Measurements - Unaudited
($ in millions)

Reconciliation of Consolidated Sinclair, Inc. Net Income (Loss) to Consolidated Adjusted EBITDA

	Three Months Ended March 31,
	2026	2025
Reconciliation of Consolidated Sinclair, Inc. Net Income (Loss) to Consolidated Adjusted EBITDA
Net income (loss)	$21	$(154)
Add: Income tax benefit	(158)	(46)
Add: Other expense, net	1	—
Add: Loss from equity method investments	1	6
Add: Loss from other investments and impairments	85	73
Add: Gain on extinguishment of debt/insurance proceeds	—	(2)
Add: Interest expense	85	144
Less: Interest income	(8)	(8)
Less: Loss on asset dispositions and other, net	7	8
Add: Amortization of intangible assets & other assets	39	36
Add: Depreciation of property & equipment	26	26
Add: Stock-based compensation	20	21
Add: Non-recurring and unusual transaction, implementation, legal, regulatory and other costs	7	8
Adjusted EBITDA	$126	$112

Sinclair, Inc. and Subsidiaries
Reconciliation of Non-GAAP Measurements - Unaudited
($ in millions)

Reconciliation of Segment Operating Income (Loss) to Segment Adjusted EBITDA

Three months ended March 31, 2026	Local Media	Tennis	Other
Total revenue	$701	$70	$46
Media programming and production expenses	382	30	—
Media selling, general and administrative expenses	171	19	34
Depreciation and intangible amortization expenses	60	5	—
Amortization of program costs	18	—	—
Corporate general and administrative expenses	34	1	1
Non-media expenses	2	—	13
(Gain) loss on asset dispositions and other, net	(1)	—	8
Segment operating income (loss)	$35	$15	$(10)

Reconciliation of Segment GAAP Operating Income (Loss) to Segment Adjusted EBITDA:
Segment operating income (loss)	$35	$15	$(10)
Depreciation and intangible amortization expenses	60	5	—
(Gain) loss on asset dispositions and other, net	(1)	—	8
Stock-based compensation	18	—	3
Non-recurring and unusual transaction, implementation, legal, regulatory and other costs	5	—	1
Segment Adjusted EBITDA	$117	$20	$2

Three months ended March 31, 2025	Local Media	Tennis	Other
Total revenue	$694	$68	$21
Media programming and production expenses	390	27	1
Media selling, general and administrative expenses	170	18	11
Depreciation and intangible amortization expenses	56	5	1
Amortization of program costs	19	—	—
Corporate general and administrative expenses	37	—	—
Non-media expenses	2	—	9
Loss on asset dispositions and other, net	8	—	—
Segment operating income (loss)	$12	$18	$(1)

Reconciliation of Segment GAAP Operating Income (Loss) to Segment Adjusted EBITDA:
Segment operating income (loss)	$12	$18	$(1)
Depreciation and intangible amortization expenses	56	5	1
Loss on asset dispositions and other, net	8	—	—
Stock-based compensation	21	—	—
Non-recurring and unusual transaction, implementation, legal, regulatory and other costs	6	—	—
Segment Adjusted EBITDA	$103	$23	$—

Forward-Looking Statements:
The matters discussed in this news release, particularly those in the section labeled “Outlook,” include forward-looking statements regarding, among other things, future operating results. When used in this news release, the words “outlook,” “intends to,” “believes,” “anticipates,” “expects,” “achieves,” “estimates,” and similar expressions are intended to identify forward-looking statements. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including and in addition to the assumptions set forth therein, but not limited to, the rate of decline in the number of subscribers to services provided by traditional and virtual multi-channel video programming distributors (“Distributors”); the Company’s ability to generate cash to service its substantial indebtedness; the successful execution of outsourcing agreements; the successful execution of retransmission consent agreements; the successful execution of network and Distributor affiliation agreements; the Company’s ability to identify and consummate acquisitions and investments, to manage increased financial leverage resulting from acquisitions and investments, and to achieve anticipated returns on those investments once consummated; the Company’s ability to compete for viewers and advertisers; pricing and demand fluctuations in local and national advertising; the appeal of the Company’s programming and volatility in programming costs; material legal, financial and reputational risks and operational disruptions resulting from a breach of the Company’s information systems; the impact of FCC and other regulatory proceedings against the Company; compliance with laws and uncertainties associated with potential changes in the regulatory environment affecting the Company’s business and growth strategy; the impact of pending and future litigation claims against the Company; the Company’s limited experience in operating or investing in non-broadcast related businesses; the outcome and timing of the strategic review process, which may be suspended or modified at any time; the possibility that the Company may decide not to undertake any transactions following the Board’s strategic review process; the Company’s inability to consummate any proposed transactions resulting from the strategic review; the potential for disruption to the Company’s business resulting from the strategic review process; potential adverse effects on the Company’s stock price from the announcement, suspension or consummation of the strategic review process and the results thereof; and any risk factors set forth in the Company’s recent reports on Form 10-Q and/or Form 10-K, as filed with the Securities and Exchange Commission. There can be no assurances that the assumptions and other factors referred to in this release will occur. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements except as required by law.

Category: Financial

About Sinclair:
Sinclair, Inc. is a diversified media company and a leading provider of local news and sports. The Company owns, operates and/or provides services to 177 television stations in 79 markets affiliated with all major broadcast networks; and owns Tennis Channel, the premium destination for tennis enthusiasts, and multicast networks CHARGE, Comet, ROAR and The Nest. Sinclair’s AMP Media produces a growing portfolio of digital content and original podcasts. Additional information about Sinclair can be found at www.sbgi.net.

Investor Contact:
Christopher C. King, VP, Investor Relations
(410) 568-1500

Media Contact:
Jessica Bellucci
jbellucci-c@sbgtv.com